The Zanett Securities Corporation
                                    Tower 49
                                   31st Floor
                               12 East 49th Street
                               New York, NY 10017


                                                               March 27, 2000

American Quantum Cycles, Inc.
731 Washburn Road
Melbourne, FL 32934

Attention: Richard K. Hagen, Chief Executive Officer

Ladies and Gentlemen:

         Pursuant to the terms and subject to the conditions set forth in this letter agreement (this "Agreement"), The Zanett Securities Corporation, for itself and as agent (in such capacity, "Agent") for the lenders set forth on the signature pages hereof (each a "Lender" and collectively, "Lenders") hereby agrees to make a secured subordinated term loan to American Quantum Cycles, Inc., a Florida corporation ("Borrower"), in the principal amount of One Million Five Hundred Thousand ($1,500,000.00) Dollars (the "Loan"). All references to $ or Dollars herein shall mean United States dollars. The terms and conditions of the Loan shall be as follows:

      1. Advance of Loan Proceeds. Subject to Borrower's fulfillment of each of the conditions precedent set forth in paragraph 5 hereof, each Lender shall advance the amount set forth opposite to such Lender's name on Schedule 1 attached hereto (such Lender's "Commitment") to Agent prior to the Closing Date (as hereinafter defined). The Loan shall be advanced by Agent to Borrower in one or more disbursements beginning March 20, 2000 (the "Closing Date").

      2. Financing Documents. The Loan shall be evidenced by convertible promissory notes payable to the Lenders in an aggregate principal sum of One Million Five Hundred Thousand ($1,500,000.00) Dollars (each a "Note" and collectively, the "Notes") and in the form attached as Exhibit "A" hereto. Each Lender shall receive a Note executed by Borrower and payable to the order of such Lender in an amount equal to the product of (a) the proportion that such Lender's Commitment bears to the original principal amount of the Loan (such Lender's "pro rata share") multiplied by (b) One Million Five Hundred Thousand ($1,500,000.00) Dollars. The principal amount of the Loan and interest thereon, calculated as provided in the Notes, shall be payable as set forth more particularly therein. The Notes shall be convertible, at Lenders' election upon the occurrence of an



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March 27, 2000
Page 2


            Event of Default (as hereinafter defined), into shares of Borrower's senior convertible preferred stock (the "Conversion Shares"), as more fully described in the Notes and in accordance with a certain Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock of Borrower (the "Certificate of Designation") in the form of Exhibit "B" attached hereto. The Loan shall be secured pursuant to the provisions of paragraph 3 hereof. As an inducement to Lenders to make the Loan, Borrower shall grant Lenders warrants to purchase up to 375,000 shares of Borrower's capital stock (such capital stock, together with the shares of capital stock issuable upon the exercise of the Consulting Warrants (as hereinafter defined), the "Warrant Shares") pursuant to the terms and subject to the conditions set forth in the Warrant Agreements (the "Warrants") attached hereto as Exhibits "C", "D", "F" and "G". Borrower and Lenders shall enter into Registration Rights Agreements in the form of Exhibit "F" attached hereto (the "Registration Rights Agreements"). This Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Consulting Warrants and each other document executed in connection with the Loan and/or contemplated hereby are hereinafter collectively referred to as the "Financing Documents."

      3. Collateral. As security for the performance of Borrower's obligations under this Agreement and/or any of the other Financing Documents, the payment of principal and interest under the Loan and the payment of all other liabilities of Borrower to Lenders arising hereunder, under any of the other Financing Documents, or in connection with any of the transactions described herein or therein (collectively, the "Obligations"), whether absolute or contingent, matured or unmatured, direct or indirect, similar or dissimilar, due or to become due or heretofore or hereafter, contracted or acquired, Borrower hereby grants, pledges and assigns to Agent (for the benefit of Lenders) a security interest in all of its right, title and interest in and to all of Borrower's equipment, inventory, accounts and general intangibles, now owned or hereafter acquired, and all proceeds and products of the foregoing including proceeds of proceeds (collectively, the "Collateral"); provided, however, such security interests shall not encumber any assets of Borrower which are encumbered by security interests in favor of third parties as of the date hereof and which have been disclosed to Agent by Borrower in writing. Borrower will also take such commercially reasonable steps Agent determines are necessary to perfect and protect Lender's rights in and to the Collateral including, without limitation, executing and delivering to Agent UCC-1 Financing Statements for filing with such filing offices deemed appropriate by Agent and Borrower shall reimburse Agent for the reasonable cost thereof. Agent agrees to subordinate the lien priority of any and all security interests held by Agent hereunder to any security interests granted to by Borrower to third parties who provide Borrower with debt financing to meet Borrower's working capital requirements.



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March 27, 2000
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      4.    Fees and Other Compensation. (a) In consideration of the brokerage services rendered by The Zanett Securities Corporation ("Zanett") in connection with the Loan, contemporaneous with the advance of the Loan, Borrower shall pay to Zanett a fee equal to six (6%) percent of the aggregate face amount advanced by Lenders to Borrower (the "Origination Fee"), which fee shall be deemed fully earned and nonrefundable when paid.

            (b) In consideration for certain consulting services to be rendered by Zanett on behalf of Borrower, Borrower shall grant to Zanett, contemporaneous with the advance of the Loan, warrants to purchase 90,000 shares of Borrower's capital stock pursuant to the terms and subject to the conditions set forth in the Warrant Agreement (the "Consulting Warrants") attached hereto as Exhibit "H."

            (c) Borrower represents that other than the fees expressly payable pursuant to this Agreement, no party is entitled to any finders, brokers or similar fees or commissions as a result of the transactions contemplated hereby.

      5. Conditions Precedent. The obligation of Lenders to make the Loan is subject to Borrower duly executing and/or delivering (or causing to be executed and/or delivered) each of the following (all documents to be in form and substance satisfactory to Agent and its counsel):

            (a) This Agreement, each of the Notes, the Warrants, the Consulting Warrants the Registration Rights Agreement, the Certificate of Designation and each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement;

            (b)   Payment to Zanett of the Origination Fee;

            (c)   The Consulting Warrants delivered to Zanett;

            (d) A certified copy of the resolutions of the board of directors of Borrower dated as of the Closing Date, authorizing the execution, delivery and performance of this Agreement and the other Financing Documents;

            (e) Certified copies of the Articles or Certificate of Incorporation and Bylaws of Borrower, in each case with all amendments thereto;

            (f) The Certificate of the corporate secretary of Borrower as to the incumbency and specimen signatures of the officers of Borrower executing this Agreement and the other Financing Documents;


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March 27, 2000
Page 4

            (g) Certificates of status, as of the most recent dates practicable, of the Secretary of State of Borrower's state of incorporation and each other state in which Borrower conducts business;

            (h) A certificate, dated as of the Closing Date, signed by the President of Borrower to the effect that: (i) the representations and warranties set forth in Paragraph 6 of this Agreement are true and correct as of the Closing Date; and (ii) no Event of Default hereunder, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred as of the Closing Date;

            (i) No material adverse event affecting Borrower shall have occurred since the date of the most recent financial statements of Borrower submitted to the Agent; and

            (j) The written opinion of Borrower's counsel dated as of the Closing Date in the form of Exhibit "I" attached hereto.

      6. Representations. To induce Lenders to make the Loan, Borrower hereby warrants and represents to Lenders that at and as of the date hereof:

            (a) Organization and Qualification. Borrower and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Borrower and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of Borrower to perform its obligations hereunder or any of the other Financing Documents or (iii) the business, operations, properties, prospects or financial condition of Borrower and its subsidiaries, taken as a whole.

            (b) Authorization; Enforcement. (i) Borrower has the requisite corporate power and authority to enter into and perform its obligations under this Agreement or the other Financing Documents, to issue the Warrant Shares upon the exercise of the Warrants and the Consulting Warrants to issue the Conversion Shares upon conversion of the Notes in accordance with the terms of the Certificate of Designation and to issue the Warrant Shares upon exercise of the Warrants and the Consulting Warrants in accordance with the terms of such


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March 27, 2000
Page 5


                  warrant agreements; (ii) the execution, delivery and performance of this Agreement and the other Financing Documents by Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by Borrower's Board of Directors and no further consent or authorization of Borrower, its Board of Directors, any committee of the Board of Directors or Borrower's shareholders is required, and (iii) this Agreement constitutes, and, upon execution and delivery by Borrower of the other Financing Documents such agreements will constitute, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

            (c) Stockholder Authorization. Neither the execution, delivery or performance of this Agreement or other Financing Documents by Borrower nor the consummation by it of the transactions contemplated hereby or thereby requires any consent, approval or authorization of Borrower's stockholders.


            (d) Capitalization. The capitalization of Borrower as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to Borrower's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes, the Warrants and the Consulting Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Note and the Conversion Shares and exercise of the Warrants and the Consulting Warrants is set forth on Schedule 6(d). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of Borrower (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of Borrower or any liens or encumbrances. Except for the Securities and as set forth on
                  Schedule 6(d), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Borrower or any of its subsidiaries, or arrangements by which Borrower or any of its subsidiaries is or may become bound to issue additional shares of capital stock of Borrower or any of its subsidiaries, and (ii) there are no agreements or arrangements under which Borrower or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 6(d), (i) there are no

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March 27, 2000
Page 6


                  securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Conversion Shares, the common stock of Borrower upon conversion of the Conversion Shares (the "Converted Shares") or the Warrant Shares (collectively, the "Securities") in accordance with the terms of this Agreement or the other Financing Documents, (ii) there are no outstanding securities or instruments of Borrower or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Borrower or any of its subsidiaries is or may become bound to redeem a security of Borrower or any of its subsidiaries, and (iii) Borrower does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. Borrower has furnished to Agent and Lenders true and correct copies of Borrower's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), Borrower's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of Borrower. The Certificate of Designation, in the form attached hereto, will be duly filed prior to Closing with the Secretary of State of the State of Florida and, upon the issuance of the Warrant Shares in accordance with the terms hereof, each Lender shall be entitled to the rights set forth therein.

            (e) Issuance of Shares. The Conversion Shares, the Converted Shares and Warrant Shares are duly authorized and, in accordance with the Certificate of Designation, reserved for issuance, and, upon conversion of the Note and the Conversion Shares and exercise of the Warrants and the Consulting Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of Borrower and will not impose personal liability upon the holder thereof.


            (f) No Conflicts. The execution, delivery and performance of this Agreement and the other Financing Documents by Borrower, the performance by Borrower of its obligations under the Certificate of Designation, and the consummation by Borrower of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Warrants, Consulting Warrants, Conversion Shares and Warrant Shares and Converted Shares) will not (i) result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions),


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March 27, 2000
Page 7

                  acceleration or cancellation of, any agreement, indenture or instrument to which Borrower or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either Borrower or its securities are subject) applicable to Borrower or any of its subsidiaries or by which any property or asset of Borrower or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect); provided, however, the consent of the American Stock Exchange will be required for Borrower to issue Warrant Shares and Converted Shares. Neither Borrower nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither Borrower nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put Borrower or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Borrower or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of Borrower and its subsidiaries are not being conducted, and shall not be conducted so long as a Lender owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and
                  Schedule 6(f) and the Registration Rights Agreement, Borrower is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Financing Documents, in each case in accordance with the terms hereof or thereof.

            (g)   SEC Documents, Financial Statements. Except as set forth on
                  Schedule 6(g) hereto, since December 31, 1998, Borrower has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to herein as the "SEC Documents"). Borrower has delivered to Lenders true and complete copies of


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March 27, 2000
Page 8



                  the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of Borrower included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of Borrower and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of Borrower included in the SEC Documents filed prior to the date hereof and any of the liabilities described on Schedule 6(g) hereto, Borrower has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by GAAP to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of Borrower. Neither Borrower nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Lenders with any material, nonpublic information.

            (h) Absence of Certain Changes. Since April 30, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations

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March 27, 2000
Page 9

                  of Borrower and its subsidiaries, taken as a whole, except as disclosed in Schedule 6(h) or in the SEC Documents filed prior to the date hereof.

            (i) Absence of Litigation. Except as expressly disclosed in the SEC Documents filed prior to the date hereof or on Schedule 6(i), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Borrower or any of its subsidiaries, threatened against or affecting Borrower, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to Borrower or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

            (j) Intellectual Property. Each of Borrower and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") which are material to the conduct of its business as now being conducted and as described in Borrower's Annual Report on Form 10-K or 10-KSB for the fiscal year ended April 30, 1999. To the best knowledge of Borrower, neither Borrower nor any subsidiary of Borrower infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither Borrower nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. Except as disclosed in the SEC Documents filed prior to the date hereof hereto, the termination of Borrower's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on Borrower. Neither Borrower nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of Borrower's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of Borrower, there is no reasonable

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March 27, 2000
Page 10


                  basis for any such claim to be successful. The Intangibles which are material to the conduct of Borrower's business are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. Borrower and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of Borrower, no person is infringing on or violating the Intangibles owned or used by Borrower or its subsidiaries.

            (k) Foreign Corrupt Practices. Neither Borrower, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Borrower or any subsidiary has, in the course of his actions for, or on behalf of, Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (l) Disclosure. All information relating to or concerning Borrower set forth in this Agreement or provided to the Lenders pursuant to Paragraphs 5 and 6 hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and Borrower has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to Borrower or its subsidiaries or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by Borrower in a registration statement filed on the date hereof by Borrower under the Securities Act with respect to the primary issuance of Borrower's securities.

            (m) Acknowledgment Regarding Lender's Acquisition of Securities. Borrower acknowledges and agrees that none of the Lenders or the Agent is acting as a financial advisor or fiduciary of Borrower (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between Borrower and the Lenders and the Agent is "arms-length" and any statement made by any Lender or the Agent or any of their respective representatives or agents in


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March 27, 2000
Page 11


                  connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Lender's purchase of Securities or such Agent's role as an agent and has not been relied upon by Borrower, its officers or its directors in any way. Borrower further acknowledges that Borrower's decision to enter into this Agreement has been based solely on an independent evaluation by Borrower and its representatives.

            (n) No General Solicitation. Neither Borrower nor any distributor participating on Borrower's behalf in the transactions contemplated hereby (if any) nor any person acting for Borrower, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

            (o) No Integrated Offering. Neither Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of Borrower for purposes of the Securities Act or any applicable stockholder approval provisions.

            (p) No Brokers. Borrower has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for Zanett.

            (q) Acknowledgment of Dilution. The number of shares of Borrower's common stock (the "Common Stock") issuable upon conversion of the Conversion Shares may increase in certain circumstances, including if the trading price of the Common Stock declines. Borrower's executive officers have studied and fully understand the nature of the Securities being sold hereunder. Borrower acknowledges that its obligation to issue Common Stock upon conversion of the Conversion Shares in accordance with the Certificate of Designation is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other shareholders. Taking the foregoing into account, Borrower's Board of Directors has determined in its good faith business judgment that the issuance of the Securities under the Financing Documents and the consummation of the other transactions contemplated hereby and thereby are in the best interests of Borrower and its shareholders.

            (r) Title. Borrower and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that

March 27, 2000
Page 12
                  is material to the business of Borrower and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Borrower and its subsidiaries. Any real property and facilities held under lease by Borrower and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by Borrower and its subsidiaries.

            (s) Tax Status. Borrower and each of its subsidiaries has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Borrower and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Borrower know of no basis for any such claim. Borrower has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of Borrower's tax returns is presently being audited by any taxing authority.

            (t) Environmental Laws. Borrower and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where noncompliance with such Environmental Laws would not constitute a Material Adverse Effect, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws which are material to the conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. No contaminant, pollutant or toxic or hazardous waste has been generated, used, treated, stored or disposed of at, or transported to or from, or released into the air, soil, surface or ground waters at, on or under any

March 27, 2000
Page 13

                  real property while such real property has been owned, leased, operated or used by Borrower which would constitute or give rise to a Material Adverse Effect. Borrower is not currently involved in and no person or entity has taken any action or threatened or proposed to involve Borrower in any environmental clean-up or remediation or sought to expose Borrower to contribution or liability for such remediation.

            (u) Regulatory Permits. Borrower and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities which are material to the conduct of their respective businesses, and neither Borrower nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (v) No Other Agreements. Borrower has not, directly or indirectly, made any agreements with any Lenders relating to the terms or conditions of the transactions contemplated by this Agreement or the other except as set forth in such documents.

            (w) Use of Proceeds. Schedule "6(w)" attached hereto is a complete and accurate list of all entities in which Borrower holds a majority or controlling interest. The proceeds of the Loan shall be used by Borrower solely for the purpose of funding Borrower's working capital requirements.

      7. Affirmative Covenants. So long as any part of the indebtedness contemplated hereby shall remain unpaid, Borrower will:

              (a) Insurance. Maintain in form, with companies reasonably acceptable to Agent and with Agent named lender loss payee, adequate fire with extended coverage and public liability insurance in amounts customarily carried by others engaged in a like or similar business and operating in similar markets and similar geographic locations and such additional insurance as Agent from time to time may reasonably require, and upon demand, within a commercially reasonable time deliver to Agent the policies concerned or a schedule of all insurance in force.

              (b) Taxes. Discharge all tax liens and pay all taxes, assessments, and other governmental charges imposed on the assets of or assessed against Borrower; provided, however, that nothing herein contained shall require Borrower to pay any tax or discharge any lien so long as its validity is being contested in good faith and adequate reserves, acceptable to Agent, have been made therefor.

March 27, 2000
Page 14

            (c) Notice of Default. Promptly notify Agent of the occurrence of an Event of Default or of any event which, with the giving of notice and/or the passage of time would constitute an Event of Default.

            (d) Form D: Blue Sky Laws. Borrower shall file with the SEC a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. Borrower shall, on or before the Closing Date, take such action as Borrower shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

            (e) Reporting Status. So long as any Purchaser beneficially owns any of the Securities, Borrower shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and Borrower shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

            (f) Financial Information. Borrower shall send the following reports to each Lender until such Lender transfers, assigns or sells all of its Securities: (i) within 10 days after the filing with the SEC, a copy of its Annual Report on Form 10-K or 10-KSB, its Quarterly Reports on Form 10-Q or 10-QSB, its proxy statements and any Current Reports on Form 8-K; (ii) within one day after release, copies of all press releases issued by Borrower or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to shareholders of Borrower generally, contemporaneously with making available or giving thereof to such shareholders.

            (g) Reservation of Shares. Borrower shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Conversion Shares in connection therewith and the full exercise of the Warrants and the Consulting Warrants and the issuance of the Warrant Shares in connection therewith, subject to and as otherwise required by the Note, Certificate of Designation, the Warrants and the Consulting Warrants.

            (h) Listing. Borrower will use its commercially reasonable best efforts to continue the listing and trading of its Common Stock on the Bulletin Board, the Nasdaq SmallCap Market

March 27, 2000
Page 15

                  ("NSCM"), The Nasdaq National Market ("NNM"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the Bulletin Board, NSCM, NNM, NYSE or AMEX as applicable.

            (i) Corporate Existence. So long as a Lender beneficially owns any Securities, Borrower shall maintain its corporate existence, and in the event of a merger or consolidation where Borrower is not the surviving entity or where shareholders of Borrower immediately prior to such merger or consolidation own less than fifty percent (50%) of the issued and outstanding shares of Common Stock, on a fully-diluted basis, immediately following such merger or consolidation or sale of all or substantially all of Borrower's assets, Borrower shall ensure that the surviving or successor entity in such transaction (i) assumes Borrower's obligations hereunder and under the other Financing Documents and (ii) is a publicly traded corporation whose common stock is listed for trading on the Bulletin Board, NSCM, NNM, NYSE or AMEX.

            (j) Reimbursement of Expenses. Promptly reimburse Agent for all reasonable expenses, including the fees and expenses of legal counsel for Agent, incurred in connection with the preparation, negotiation, amendment, modification or enforcement of this Agreement, the other Financing Documents and the Notes.

      8. Negative Covenants. So long as any part of the indebtedness contemplated hereby shall remain unpaid Borrower will not, directly or indirectly, without the prior written consent of Agent:

            (a) Create or acquire any subsidiaries unless such subsidiaries join in and become obligors under the Financing Documents by executing and delivering to Agent a joinder agreement in form acceptable to Agent and such other documents, instruments and agreements as Agent may reasonably require.

            (b) Merge or consolidate, with or into any other person or entity, or convey, lease, or sell all or substantially all of its assets to any person or entity, whether in one transaction or a series of transactions.

            (c)   Make loans to others.

            (d) Become liable in any manner for the debts or obligations of others.

            (e) Borrower shall not make any offers or sales of any security (other than pursuant to this Agreement and the Registration Rights Agreement) under circumstances that would require

March 27, 2000
Page 16

                  registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by Borrower for purposes of any stockholder approval provision applicable to Borrower or its securities.

            (f) Engage in any business other than that in which it is currently engaged and businesses related thereto.

            (g) So long as any part o the Loan remains outstanding, make any payments to Richard K. Hagen ("Hagen") on account of deferred compensation or any other indebtedness of Borrower to Hagen outstanding as of the Closing Date.

      9. Events of Default; Remedies. Each of the following shall constitute an "Event of Default" hereunder:

            (a) Failure by Borrower to make any payment of principal or interest on the Notes when due after two (2) days' notice from Agent to Borrower of such default, provided, however, after the first occurrence of a default by Borrower in the payment of interest when due under the Notes, Borrower shall have an additional thirty (30) days to make such payment; provided further that if Borrower exercises such right, Borrower shall pay to Lenders a late fee equal to three (3%) percent of the principal then outstanding as liquidated damages;

            (b) Failure by Borrower to observe or perform any covenant, other term or provision of this Agreement, the Notes or any other Financing Document within five (5) business days of the earlier of Borrower's knowledge of such failure and receipt by Borrower of written notice from the Agent of such failure;

            (c) Upon two (2) days' notice from Agent to Borrower, if any representation made by or on behalf of Borrower in this Agreement, the Notes or any Financing Document shall be inaccurate in any material respect;

            (d)   A change in control or ownership of Borrower;

            (e) Failure of Borrower to issue Warrant Shares upon the exercise of Lender or Zanett of the Warrants or the Consulting Warrants, respectively;

            (f) Borrower shall admit in writing its inability to pay its debts as they become due or shall become insolvent (however evidenced) or there shall be commenced any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceedings by or against Borrower and, if such

March 27, 2000
Page 17


                  case or proceeding is not commenced by Borrower as the case may be, or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by Borrower as the case may be, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, or Borrower shall dissolve or terminate its existence;

            (g) The making of demand by any lender or other creditor of Borrower for payment of any indebtedness of Borrower for borrowed money, which is payable upon demand, or the acceleration of the maturity of any indebtedness of Borrower for borrowed money upon default by Borrower; or

            (h) Entry of any judgment against Borrower which, to the extent not covered by insurance, equals or exceeds Fifty Thousand ($50,000.00) Dollars and within thirty (30) days from the date of entry, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within thirty 30 days after the expiration of any such stay, such judgment shall not have been discharged;

            Upon the occurrence of an Event of Default Agent may:

                           (i) Increase the interest rate on the unpaid
                  principal amount of the Notes to a fixed per annum rate equal to eighteen (18%) percent; and

                           (ii) At its election and without demand or notice of
                  any kind, which are hereby waived, declare the unpaid balance of the Notes, and accrued interest thereon, immediately due and payable, proceed to collect same, and exercise any and all other rights, powers and remedies given it by this Agreement, the Notes, and the other Financing Document or otherwise at law or in equity.

              In lieu of the foregoing remedies, Lenders may elect to exercise the conversion rights set forth in the Notes.

March 27, 2000
Page 18



      10.   Agency Provisions.

            (a) Each Lender hereby irrevocably appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Financing Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall have no duties or responsibilities except as expressly set forth in the Financing Documents.

            (b) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with any Financing Documents in the absence of its or their own gross negligence or willful misconduct.

            (c) With respect to its obligation to advance its Commitment, the Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity.

            (d) Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate made its own credit analysis and decision to enter into this Agreement.

            (e) The Lenders agree to indemnify the Agent (to the extent not reimbursed by Borrower), pro rata according to their respective pro rata shares of the Loan, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any of the Financing Documents or any action taken or omitted by the Agent under the Financing Documents, provided that no Lender shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by Borrower) promptly upon demand for its pro rata share for out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the administration, or enforcement of, or legal advice in respect of rights or responsibilities under, any of the Financing Documents.

March 27, 2000
Page 19

            (f) Upon receipt of funds on account of the Obligations, the Agent will promptly thereafter caused to be distributed such payments of principal, interest and other fees payable to Lenders hereunder and under the other Financing Documents to each Lender, in like funds, an amount equal to such Lender's pro rata share of the amount collected by Agent.

            (g) Lenders acknowledge that Zanett's right to receive the Organization Fee and the Consulting Warrants inures to Zanett in its individual capacity and not in its capacity as Agent.

      11. Representations of Lenders. Each Lender severally and not jointly represents and warrants to Borrower as follows:

            (a) Purchase for Own Account, Etc. Lender is purchasing the Notes, Warrants, Warrant Shares, Conversion Shares and Converted Shares issuable hereunder or under the Notes or Warrants for Lender's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or sales registered under the Securities Act. Lender understands that Lender must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that Borrower has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Paragraph 11(a) to the contrary, by making the representations herein, the Lender does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

            (b) Accredited Investor Status. Lender is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

            (c) Reliance on Exemptions. Lender understands that the Securities are being offered and sold to Lender in reliance upon specific exemptions from the requirements to provide Lenders with a prospectus, to sell the Securities through a person or Borrower registered to sell the Securities and from the registration requirements of United States' federal and state securities laws and that Borrower is relying upon the truth and accuracy of, and Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Securities.

March 27, 2000
Page 20

            (d) Information. Lender understands that Lender's investment in the Securities involves a high degree of risk.

            (e) Governmental Review. Lender understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement or provides any insurance with respect to the Securities.

            (f) Transfer or Resale. Lender understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (a) the resale of the Securities has been registered thereunder; or
                  (b) Lender shall have delivered to Borrower an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Securities are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) the Securities are sold or transferred to an affiliate of Lender who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Paragraph 12(f) and who is an Accredited Investor; and
                  (ii) neither Borrower nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. Lender understands that it is its responsibility to comply with all transfer restrictions.

            (g) Restrictions on Resale. There are restrictions on the Lenders' ability to resell the Securities and it is the responsibility of each Lender to determine the nature and extent of such restrictions and to comply with such restrictions prior to selling the Securities.

March 27, 2000
Page 21


      12.   Miscellaneous.

            (a) The representations and warranties of Borrower contained herein shall survive the making of the Loan and shall remain effective until all indebtedness contemplated hereby shall have been paid by Borrower in full.

            (b) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. Borrower irrevocably consents to the jurisdiction of the United States federal courts located in the Southern District of New York, in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Borrower agrees that service of process upon Borrower mailed by first class mail shall be deemed in every respect effective service of process upon Borrower in any such suit or proceeding. Nothing herein shall affect the Agent's right to serve process in any other manner permitted by law. Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            (c) Any forbearance, failure, or delay by Agent in exercising any right, power, or remedy on behalf of Lenders shall not preclude the further exercise thereof, and all of Agent's rights, powers, and remedies shall continue in full force and effect until specifically waived by Agent.

            (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

            (e) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

March 27, 2000
Page 22


            (g) This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            (h) Any notices, demands or waivers required or permitted to be given under the terms of this Agreement shall be in writing and sent by mail or delivered personally or by courier and shall be effective five business days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

                      If to Borrower:

                      American Quantum Cycles, Inc.
                      731 Washburn Road
                      Melbourne, FL 32934
                      Attention:  Richard K. Hagen,
                                    Chief Executive Officer

                      With a copy to:

                      Atlas, Pearlman, Trop & Borkson P.A.
                      New River Center, Suite 1900
                      200 E. Las Olas Boulevard
                      Fort Lauderdale, FL 33302-4610
                      Attention: James M. Schneider, Esquire

                      If to Lenders or Agent, addressed to Agent at:

                      The Zanett Securities Corporation
                      Tower 49
                      31st Floor
                      12 East 49th Street
                      New York, NY  10017
                      Attention: David M. McCarthy, Managing Director

                      With a copy to:

                      Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                      Philadelphia, PA 19102
                      Attention: Barry J. Siegel, Esquire

March 27, 2000
Page 23



      Each party shall provide notice to the other party of any change in address, such notice to become effective upon receipt.

            (i) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Agent. Notwithstanding the foregoing, Agent and Lenders may assign their respective rights hereunder to any other Lender, without the consent of Borrower, provided, however, nothing herein shall be construed to limit Agent's right to dispose of the Collateral upon the occurrence and during the continuance of an Event of Default by way of assignment, sale or other means of conveyance to a third party including, without limitation, a competitor of Borrower.

            (j) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            (k) Notwithstanding anything to the contrary contained in this Agreement or the Notes, if Borrower is prohibited by the rules or regulations of any securities exchange or quotation system on which the Warrant Shares are then listed or traded or by the rules of any commission or other regulatory body having jurisdiction over Borrower (each, a "Governmental Body"), from listing or issuing a number of shares of capital stock in excess of an amount prescribed by a Governmental Body to holders of Notes (the "Cap Amount") without first obtaining the approval of Borrower's stockholders, then Borrower shall not be required to list or issue, as applicable, shares in excess of the Cap Amount unless Borrower has obtained the required approvals. The Cap Amount, as of the date hereof, equals 19.99% of the number of shares of Common Stock outstanding as of the date hereof, as set forth on Schedule 6(d) hereof.

March 27, 2000
Page 24




            (l) Each Lender shall have the right to review and approve any disclosure in any press release, Securities and Exchange Commission, National Association of Securities Dealers or similar filing or public announcement (each a "Public Disclosure") which specifically names such Lender; provided, however, if such Public Disclosure, including the names of such Lender, is required by applicable law or regulation such approval shall be deemed to have been received if Borrower uses all commercially reasonable efforts to provide Lenders with copies of such Public Disclosure not less than three business days (or such other period as is practicable) prior to the disclosure thereof. Borrower shall use all commercially reasonable efforts to provide Lenders with copies of all other Public Disclosure relating to the transactions contemplated hereby not less than one business day prior to the disclosure thereof (or such other period as is practicable).

                                       Very truly yours,

                                   THE ZANETT SECURITIES CORPORATION,
                                               as Agent


                                   By:   /s/ David McCarthy
                                         --------------------------------
                                         David McCarthy, Managing Director


By executing the appropriate signature lines below, each party, intending to be legally bound hereby, agrees to the terms and conditions of this Agreement as of the date appearing opposite such party's signature.

                                   BORROWER:

                                   AMERICAN UANTUM CYCLES, INC.


Date: March 27, 2000               By: /s/ Richard K. Hagen
      --------------                   ----------------------------
                                           Name:  Richard K. Hagen
                                           Title: Chairman and C.E.O.